EXHIBIT 10.3
AMENDMENT TO
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR EXECUTIVES OF KOGER EQUITY, INC.
AND PARTICIPATING RELATED ENTITIES
A.	The Supplemental Executive Retirement Plan For Executives of Koger Equity, Inc. and Participating Related Entities, as amended and restated May 20, 1999, is hereby further amended as follows:
1.	Section 4.3 is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, the Company is not required to make deposits to a rabbi trust on behalf of any Participant who has made a lump sum election pursuant to the provisions of Section 5.6.”

2.	Article 5 is hereby amended by adding the following provision at the end thereof:
“5.6 Lump Sum Election. Notwithstanding anything to the contrary contained in the Plan, each Participant in pay status in 2005 may make an election in 2005 to receive the present value of his retirement benefit under the Plan in a lump sum within 30 days after a Change of Control of the Company but in no event later than December 31, 2005. A Participant who has made the election permitted by the preceding sentence may also make an election in 2005 to receive at the same time a lump sum in cash in lieu of medical insurance coverage. The amount of cash shall be the present value of $10,000 per year for the remainder of the Participant’s and his or her spouse’s lives, and $5,000 per year upon the death of either the Participant and his or her spouse. The present value shall be determined using the 1983 Group Annuity Mortality Table and an interest rate selected by the Plan’s actuary based on an analysis of Moody’s Aaa and Aa bond rates and the CitiGroup Pension Index Curve in effect upon the Change of Control of the Company. A Participant who is otherwise eligible to receive medical insurance coverage under the terms of the Plan shall continue to be so eligible if he or she does not elect the medical cash-out option even if his or her retirement benefit were to be paid to him or her in a lump sum pursuant to this Section 5.6.”
B.	Except as amended herein, the Plan is hereby confirmed in all other respects.

C.	The effective date of this Amendment is June 16, 2005.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized member of its Board of Directors this ___day of June, 2005.

CRT PROPERTIES, INC.
By:	/s/ Benjamin C. Bishop, Jr.
Benjamin C. Bishop, Jr.